UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

The Phoenix Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Current Report on Form 8-K is filed by The Phoenix Companies, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 7.01	Regulation FD Disclosure

On September 29, 2015, the Company issued a news release announcing it has entered into a definitive agreement in which Nassau Reinsurance Group Holdings L.P. (“Nassau”) has agreed to acquire the Company for $37.50 per share in cash. Founded in April 2015, Nassau is a privately held insurance and reinsurance business focused on acquiring and operating entities in the life, annuity and long term care sectors. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The definitive agreement will be filed as required by Item 1.01 in a separate Current Report on Form 8-K.

The Company also is furnishing other materials related to the transaction: a set of Talking Points and Q&As, a letter from James D. Wehr, President and Chief Executive Officer of the Company to Company stockholders, a letter from Mr. Wehr to Company employees, and a presentation to Company investors as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits (d) Exhibits The exhibits listed below are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release, dated September 29, 2015, entitled “Nassau Reinsurance Group to Acquire The Phoenix Companies, Inc. for $37.50 Per Share in Cash.”

99.2	“Phoenix/Nassau Acquisition Announcement Talking Points and Q&As,” dated September 29, 2015.

99.3	Letter from James D. Wehr, President and Chief Executive Officer of the Company to Company stockholders, dated September 29, 2015.

99.4	Letter from James D. Wehr, President and Chief Executive Officer of the Company to Company employees, dated September 29, 2015.

99.5	Presentation to Company investors, dated September 29, 2015, entitled “Transaction Overview: Nassau Reinsurance Group to Acquire Phoenix.”

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Important Information For Investors And Stockholders
This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of The Phoenix Companies, Inc. by Nassau Reinsurance Group Holdings L.P. In connection with this proposed acquisition, Phoenix may file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document Phoenix may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PHOENIX ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Phoenix. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Phoenix through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Phoenix will be available free of charge on Phoenix’s internet website at http://www.phoenix.com or by contacting Phoenix’s Investor Relations Director by email at pnx.ir@phoenixwm.com or by phone at 860-403-7100.

Participants in Solicitation
Phoenix, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Phoenix in connection with the proposed merger will be set forth in the proxy statement if and when it is filed with the SEC. Information about the directors and executive officers of Phoenix is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 31, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 2, 2015, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 which was filed with the SEC on August 10, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on August 10, 2015 and August 11, 2015.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
The Phoenix Companies, Inc.
One American Row
PO Box 5056 Hartford, CT 06102-5056
Tel. 860-403-7100
www.phoenixwm.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: September 29, 2015	By:	/s/ Bonnie J. Malley
Name: Bonnie J. Malley
Title: Executive Vice President, Chief Financial Officer